Exhibit 99.1

Digimarc Reports Third Quarter 2025 Financial Results

Beaverton, Ore. – October 30, 2025 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2025.

“In Q3, we made significant progress in advancing towards widespread adoption of our gift card solution and closed multiple upsell opportunities in the product authentication space, including our expansion to a 6th country with a global tobacco company," said Digimarc CEO Riley McCormack. “We also signed a pilot with a major pharmaceutical company for a novel application of our product authentication solution that – depending on pilot results – may have wide applicability not only across other pharmaceutical companies but additional industries as well, launched a revolutionary new digitized security label solution to help brands upgrade from analog, easy-to-replicate, and low value-add holograms, and made significant progress advancing our digital authentication offerings while in parallel growing pipeline, setting ourselves up to take full advantage of this nascent and exciting market in 2026 and beyond."

Third Quarter 2025 Financial Results

Subscription revenue for the third quarter of 2025 decreased to $4.6 million compared to $5.3 million for the third quarter of 2024, primarily reflecting the expiration of one commercial contract that contributed $0.8 million of subscription revenue during the three months ended September 30, 2024.

Service revenue for the third quarter of 2025 decreased to $3.1 million compared to $4.2 million for the third quarter of 2024, primarily reflecting $0.7 million of lower government service revenue from the Central Banks and $0.4 million of lower commercial service revenue from HolyGrail 2.0 recycling projects.

Total revenue for the third quarter of 2025 decreased to $7.6 million compared to $9.4 million for the third quarter of 2024.

Annual recurring revenue (ARR1) as of September 30, 2025 was $15.8 million compared to $18.7 million as of September 30, 2024. The decrease primarily reflects the expiration of one commercial contract that accounted for a total of $3.5 million of ARR, partially offset by increases to ARR from new and existing commercial contracts.

Gross profit margin for the third quarter of 2025 decreased to 58% compared to 62% for the third quarter of 2024. Excluding amortization expense on acquired intangible assets, subscription gross profit margin was flat at 86%, and service gross profit margin decreased to 57% from 61% for the third quarter of 2025 compared to the third quarter of 2024.

Non-GAAP gross profit margin for the third quarter of 2025 increased to 81% compared to 79% for the third quarter of 2024.

Operating expenses for the third quarter of 2025 decreased to $12.8 million compared to $17.3 million for the third quarter of 2024, primarily reflecting $5.4 million of lower cash compensation costs due to lower headcount, partially offset by $1.0 million of higher stock compensation costs.

Non-GAAP operating expenses for the third quarter of 2025 decreased to $8.6 million compared to $14.1 million for the third quarter of 2024.

Net loss for the third quarter of 2025 was $8.2 million or ($0.38) per share compared to $10.8 million or ($0.50) per share for the third quarter of 2024.

Non-GAAP net loss for the third quarter of 2025 was $2.2 million or ($0.10) per share compared to $6.0 million or ($0.28) per share for the third quarter of 2024.

At September 30, 2025, cash, cash equivalents and marketable securities totaled $12.6 million compared to $28.7 million at December 31, 2024. Free cash flow usage for the third quarter of 2025 decreased to $3.1 million compared to $7.3 million for the third quarter of 2024.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

Conference Call

Digimarc will hold a conference call today (Thursday, October 30, 2025) to discuss these financial results and to provide a business update. CEO Riley McCormack, CFO Charles Beck, and CLO George Karamanos will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call and investor presentation will be broadcast live and available for replay here and in the investor section of the company’s website. The conference call script and investor presentation will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time. We encourage you to also login to the live broadcast so you can follow along with the investor presentation.

Toll Free number: 877-407-0832

International number: 201-689-8433

Conference ID number: 13748472

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

###

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is building the trust layer for the modern world. As AI accelerates how we produce, share, and interact with the world, the risks of fraud, counterfeiting, and misinformation are growing exponentially. Our innovative, highly scalable, and ultra-secure solutions make it possible for consumers, businesses, and intelligent systems to instantly verify what's real, protect what matters, and transact with confidence. Digimarc's solutions for loss prevention, authentication, and digital are built to counter the speed and sophistication of today's AI-enabled threats. Trusted by the world's central banks to deter the counterfeiting of global currency, we exist to protect the truth in every interaction, spanning both the physical and digital worlds. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” "may," “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2024, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, Non-GAAP loss per share (diluted), and free cash flow. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Subscription	$4,567	$5,252	$14,505	$17,394
Service	3,060	4,191	10,500	12,366
Total revenue	7,627	9,443	25,005	29,760
Cost of revenue:
Subscription (1)	642	735	2,101	2,205
Service (1)	1,330	1,638	4,120	5,138
Amortization expense on acquired intangible assets	1,209	1,173	3,546	3,445
Total cost of revenue	3,181	3,546	9,767	10,788
Gross profit:
Subscription (1)	3,925	4,517	12,404	15,189
Service (1)	1,730	2,553	6,380	7,228
Amortization expense on acquired intangible assets	(1,209)	(1,173)	(3,546)	(3,445)
Total gross profit	4,446	5,897	15,238	18,972
Gross profit margin:
Subscription (1)	86%	86%	86%	87%
Service (1)	57%	61%	61%	58%
Total	58%	62%	61%	64%

Operating expenses:
Sales and marketing	2,852	5,637	11,161	16,789
Research, development and engineering	4,315	6,488	16,485	19,873
General and administrative	5,355	4,861	15,614	13,695
Amortization expense on acquired intangible assets	288	280	847	823
Total operating expenses	12,810	17,266	44,107	51,180

Operating loss	(8,364)	(11,369)	(28,869)	(32,208)
Other income, net	217	617	796	1,868
Loss before income taxes	(8,147)	(10,752)	(28,073)	(30,340)
Provision for income taxes	(5)	(2)	(29)	(22)
Net loss	$(8,152)	$(10,754)	$(28,102)	$(30,362)

Loss per share:
Loss per share — basic	$(0.38)	$(0.50)	$(1.30)	$(1.43)
Loss per share — diluted	$(0.38)	$(0.50)	$(1.30)	$(1.43)
Weighted average shares outstanding — basic	21,709	21,435	21,614	21,187
Weighted average shares outstanding — diluted	21,709	21,435	21,614	21,187

(1)	Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP gross profit	$4,446	$5,897	$15,238	$18,972
Amortization of acquired intangible assets	1,209	1,173	3,546	3,445
Amortization and write-off of other intangible assets (1)	222	213	660	634
Stock-based compensation	336	154	726	563
Non-GAAP gross profit	$6,213	$7,437	$20,170	$23,614
Non-GAAP gross profit margin	81%	79%	81%	79%

GAAP operating expenses	$12,810	$17,266	$44,107	$51,180
Depreciation and write-off of property and equipment	(146)	(179)	(430)	(570)
Amortization of acquired intangible assets	(288)	(280)	(847)	(823)
Amortization and write-off of other intangible assets	(128)	(77)	(329)	(164)
Amortization of lease right of use assets under operating leases	(108)	(90)	(309)	(263)
Stock-based compensation	(3,529)	(2,548)	(8,170)	(7,376)
Non-GAAP operating expenses	$8,611	$14,092	$34,022	$41,984

GAAP net loss	$(8,152)	$(10,754)	$(28,102)	$(30,362)
Total adjustments to gross profit	1,767	1,540	4,932	4,642
Total adjustments to operating expenses	4,199	3,174	10,085	9,196
Non-GAAP net loss	$(2,186)	$(6,040)	$(13,085)	$(16,524)

GAAP loss per share (diluted)	$(0.38)	$(0.50)	$(1.30)	$(1.43)
Non-GAAP net loss	$(2,186)	$(6,040)	$(13,085)	$(16,524)
Non-GAAP loss per share (diluted)	$(0.10)	$(0.28)	$(0.61)	$(0.78)

Free cash flow
Cash flows from operating activities	$(2,596)	$(7,085)	$(12,770)	$(22,337)
Purchase of property and equipment	(221)	(67)	(474)	(199)
Capitalized patent costs	(257)	(117)	(465)	(313)
Free cash flow	$(3,074)	$(7,269)	$(13,709)	$(22,849)

(1)

In the second quarter of fiscal 2025, management updated its definition of Non-GAAP gross profit to adjust for the amortization of patent maintenance costs. The related amortization expense for the three and nine months ended September 30, 2025 and 2024 is now reflected in “amortization and write-off of other intangible assets” above to calculate Non-GAAP gross profit, Non-GAAP net loss and Non-GAAP loss per share (diluted).

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents (1)	$9,101	$12,365
Marketable securities (1)	3,461	16,365
Trade accounts receivable, net	6,321	6,412
Other current assets	2,873	4,189
Total current assets	21,756	39,331
Property and equipment, net	1,227	1,040
Intangibles, net	18,765	22,191
Goodwill	9,060	8,532
Lease right of use assets	3,350	3,659
Other assets	1,277	1,013
Total assets	$55,435	$75,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,595	$5,118
Deferred revenue	3,842	4,020
Total current liabilities	9,437	9,138
Long-term lease liabilities	4,549	5,213
Other long-term liabilities	62	56
Total liabilities	14,048	14,407

Shareholders’ equity:
Preferred stock	50	50
Common stock	22	21
Additional paid-in capital	421,592	415,049
Accumulated deficit	(378,880)	(350,778)
Accumulated other comprehensive loss	(1,397)	(2,983)
Total shareholders’ equity	41,387	61,359
Total liabilities and shareholders’ equity	$55,435	$75,766

(1)	Aggregate cash, cash equivalents, and marketable securities was $12.6 million and $28.7 million at September 30, 2025 and December 31, 2024, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(28,102)	$(30,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	430	570
Amortization of acquired intangible assets	4,393	4,268
Amortization and write-off of other intangible assets	989	651
Amortization of lease right of use assets under operating leases	309	263
Stock-based compensation	8,896	7,939
Increase (decrease) in allowance for doubtful accounts	681	96
Changes in operating assets and liabilities:
Trade accounts receivable	(1,207)	(1,321)
Other current assets	1,139	(9)
Other assets	(358)	(582)
Accounts payable and other accrued liabilities	245	(816)
Deferred revenue	443	(2,448)
Lease liability and other long-term liabilities	(628)	(586)
Net cash provided by (used in) operating activities	(12,770)	(22,337)

Cash flows from investing activities:
Purchase of property and equipment	(474)	(199)
Capitalized patent costs	(465)	(313)
Proceeds from maturities of marketable securities	15,352	16,978
Purchases of marketable securities	(2,448)	(19,376)
Net cash provided by (used in) investing activities	11,965	(2,910)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	32,218
Purchase of common stock	(2,467)	(2,890)
Repayment of loans	(31)	(35)
Net cash provided by (used in) financing activities	(2,498)	29,293
Effect of exchange rate on cash	39	58
Net increase (decrease) in cash and cash equivalents	$(3,264)	$4,104

Cash, cash equivalents and marketable securities at beginning of period	$28,730	$27,182
Cash, cash equivalents and marketable securities at end of period	12,562	33,686
Net increase (decrease) in cash, cash equivalents and marketable securities	$(16,168)	$6,504

###